UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2010
Equity One, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-13499	52-1794271

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1600 NE Miami Gardens Drive
North Miami Beach, Florida 33179
(Address of principal executive offices) (Zip Code)
(305) 947-1664
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Contribution Agreement
On May 23, 2010, Equity One, Inc., a Maryland corporation (the “Company”), entered into a Contribution Agreement with Liberty International Holdings Limited, a private company limited by shares organized under the laws of England and Wales (“LIH”), and Capital Shopping Centres plc, a public limited company organized under the laws of England and Wales (“CSC”), pursuant to which the Company will acquire a majority ownership interest in C&C (US) No. 1, Inc., a Delaware corporation (“CapCo”), through a joint venture with LIH. CapCo, which is currently wholly-owned by LIH, owns a portfolio of 15 properties in California totaling 2.6 million square feet, including Serramonte Shopping Center in Daly City, Plaza Escuela in Walnut Creek, The Willows Shopping Center in Concord, 222 Sutter Street in San Francisco, and The Marketplace Shopping Center in Davis. LIH and CSC are subsidiaries of Capital Shopping Centres Group PLC, a United Kingdom real estate investment trust.
Pursuant to the Contribution Agreement and related transaction documents, at the closing LIH will contribute all of the outstanding shares of CapCo’s common stock to the joint venture in exchange for 10.9 million joint venture units, representing an approximate 23% interest in the joint venture, and the Company will contribute a shared appreciation promissory note to the joint venture in the amount of $600 million in exchange for an approximate 77% interest in the joint venture. In addition, at the closing, LIH will transfer and assign to the Company an outstanding promissory note of CapCo in the amount of $67 million in exchange for 4.1 million shares of Equity One common stock and one share of a newly-established class of Equity One capital stock, Class A Common Stock, that (i) is convertible into 10,000 shares of Equity One common stock in certain circumstances, and (ii) subject to certain limitations, will entitle LIH to voting rights in the Company determined with reference to the number of joint venture units held by LIH from time to time.
The joint venture units to be received by LIH will be redeemable for cash or, at Equity One’s option, Equity One common stock on a one-for-one basis. The joint venture will assume approximately $330 million of mortgage debt, including its proportionate share of debt held by CapCo’s joint ventures, with a weighted average interest rate of 5.7%.
The transaction is expected to close late in the third quarter of 2010 and is subject to customary and other closing conditions. The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.
Equityholders Agreement
In connection with the transactions contemplated by the Contribution Agreement, the Company entered into an Equityholders Agreement, dated May 23, 2010, among the Company, Capital Shopping Centres Group PLC (“Capital Shopping Centres”), Liberty International Holdings Limited, Gazit-Globe Ltd. (“Gazit”), MGN (USA) Inc., Gazit (1995), Inc., MGN America, LLC, Silver Maple (2001), Inc. and Ficus, Inc. Pursuant to the Equityholders Agreement, the Company will increase the size of its board of directors by one seat, effective at the time of closing of the transactions contemplated by the Contribution Agreement, and appoint a designee of Capital Shopping Centres to the board. Subject to continuing to hold a minimum number of shares of the Company’s common stock (on a fully diluted basis), Capital Shopping Centres will subsequently have the right to nominate one candidate for election to the Company’s board of directors at each annual meeting of the Company’s stockholders at which directors are elected.
In addition, the Equityholders Agreement provides that the Company, and then Gazit and its affiliates, will have a right of first offer with respect to proposed sales by LIH of any of its joint venture units and that Gazit and its affiliates will have a right of first offer with respect to proposed sales by LIH of any shares of the Company’s capital stock. The Company will also have a right of first refusal with respect to any joint venture units proposed to be sold by LIH to a competitor of the Company.

The foregoing description of the Equityholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference thereto.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth above under Item 1.01 of this Current Report is incorporated herein by reference. The issuance of the shares and joint venture units to LIH at the closing and pursuant to the terms of the Contribution Agreement will not be registered under the Securities Act of 1933, in reliance upon the exemption from registration provided by Section 4(2) thereof for transactions not involving a public offering.
Item 7.01 Regulation FD Disclosure.
On May 23, 2010, the Company issued a press release announcing the transactions contemplated by the Contribution Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Title

10.1	Contribution Agreement, dated May 23, 2010, by and among Equity One, Inc., Liberty International Holdings Limited and Capital Shopping Centres plc

10.2
Equityholders Agreement, dated May 23, 2010, by and among Equity One, Inc., Capital Shopping Centres Group PLC, Liberty International Holdings Limited, Gazit-Globe Ltd., MGN (USA) Inc., Gazit (1995), Inc., MGN America, LLC, Silver Maple (2001), Inc. and Ficus, Inc.

99.1	Press Release of Equity One, Inc., dated May 23, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.
Date: May 27, 2010	By:	/s/ Arthur L. Gallagher
Arthur L. Gallagher
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Title

10.1	Contribution Agreement, dated May 23, 2010, by and among Equity One, Inc., Liberty International Holdings Limited and Capital Shopping Centres plc

10.2
Equityholders Agreement, dated May 23, 2010, by and among Equity One, Inc., Capital Shopping Centres Group PLC, Liberty International Holdings Limited, Gazit-Globe Ltd., MGN (USA) Inc., Gazit (1995), Inc., MGN America, LLC, Silver Maple (2001), Inc. and Ficus, Inc.

99.1	Press Release of Equity One, Inc., dated May 23, 2010

5